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                                                                 Exhibit 3.2(b)

                                    BY-LAWS

                                       OF

                                CELLOMICS, INC.

                             A Delaware Corporation


                                   ARTICLE I

                                    OFFICERS

     Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, County of New Castle, 19805. The name of the corporation's registered agent at such address shall be Corporation Service Company.

     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within seventy-five (75) days after the close of the fiscal year of the corporation for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation and if he does not act, the board of directors shall determine the date of such meeting. Such meeting may be held within or without the State of Delaware. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the president for any purpose and shall be called by the secretary if directed by the board of directors.

     Section 2. Notice. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the

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stockholder at his or her address as it appears on the records of the corporation, with postage prepaid.

     Section 3. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present thereat.

     Section 4. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 5. Vote Required. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decisions of such questions.

     Section 6. Voting Rights. Except as otherwise provided by Delaware General Corporation Law or by the certificate of incorporation of the corporation and any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder, except that no proxy shall be voted after three years from its date unless such proxy provides for a longer period.


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     Section 7. Informal Action. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.


                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

     Section 2. Number, Election and Term of Office. Subject to the certificate of incorporation of the corporation and any amendments thereto and that certain Shareholders' Agreement dated January __, 1998, by and among the corporation and the other parties named therein, as amended from time to time (the "Shareholders' Agreement"), the board of directors of the corporation shall initially consist of three (3) members and shall be elected at the annual meeting of the stockholders and each director elected shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal. Subject to the certificate of incorporation of the corporation and any amendments thereto and the Shareholders' Agreement, any director or the entire board of directors may be removed at any time, with or without cause.

     Section 4. Vacancies. Subject to the Shareholders' Agreement, vacancies may be filled and each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

     Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held immediately after, and at the same place as, the annual meeting of stockholders.

     Section 6. Other Meetings and Notice. The board of directors shall hold regular meetings at least once during every calendar quarter. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special


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meetings of the board of directors may be called by or at the request of the president on at least 24 hours notice to each director, either personally, by telephone, by facsimile transmission, by mail, or by telegraph; in like manner and on the like notice the president must call a special meeting on the written request of a majority of directors.

     Section 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. Subject to the provisions of the certificate of incorporation and any amendments thereto, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Reliance of Corporate Information. A director, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who have been selected with reasonable care by or on behalf of the corporation.

     Section 9. Committees. The board of directors may, by resolutions adopted by a majority of the whole board, appoint such committee or committees as it shall deem advisable and with such limited authority as the board of directors shall prescribe.

     Section 10. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designing such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not qualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

     Section 11. Communications Equipment. Members of the board of directors or any committee of the board of directors may participate in and act at any meeting of such board of committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to


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such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.


                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a president, a secretary and a treasurer and may also include a chairman of the board, one or more vice-presidents, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

         Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.


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         Section 6. Chairman of the Board. The chairman of the board shall be the chief policy-making officer, and shall have the powers and perform the duties incident to that position. Subject to the board of directors, he shall be in general and active charge of the entire business and affairs of the corporation. He shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or as provided in these by-laws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all powers of the president. In the event the office of chairman of the board is not filled by the board of directors, the president shall perform the duties of the chairman of the board in addition to the duties related to the office of president.

         Section 7. The President. The president shall be the chief executive officer of the corporation and subject to the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Whenever the chairman of the board is unable to serve, by reason of sickness, absence or otherwise, the president shall have the powers and perform the duties of the chairman of the board. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these by-laws.

         Section 8. Vice Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may, from time to time, determine or these by-laws may prescribe.

         Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform such other duties as may from time to time be prescribed by the board of directors, the chairman of the board or the president, under whose supervision he shall act. He shall have custody of the seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his signature. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the


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secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 10. The Treasurer and Assistant Treasurers. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and shall render to the chairman of the board, president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (when shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.


                                   ARTICLE V

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         Section 1. To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, each officer and director of this Corporation shall be indemnified by the Corporation and shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the generality of the foregoing, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary, or agent or in any other capacity while serving as a director, officer, employee, fiduciary, or agent, shall be indemnified and held harmless by the corporation to the fullest


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extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, to the extent required by the Delaware General Corporation Law, the advance payment of such expenses incurred by a director or officer shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action, of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2. If a claim under Section 1 above is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. The rights to the indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


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         Section 4. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary, or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                                   ARTICLE VI

                             CERTIFICATES OF STOCK

         Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or cancelled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.

         Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 3. Fixing a Record Date. The board of directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of


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stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed, the time for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on day next preceding the day on which the meeting is held. The time for determining stockholders for any other purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VIII

                AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

         Section 1. Affiliated Transactions. Subject to the provisions of the certificate of incorporation and any amendments thereto, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purposes, if:

                  (a) The material facts as to his relationship or interest and as to the contract or transactions are disclosed or are known to the board of directors or the

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committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) The contract or transaction is fair as to the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

         Section 2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes any contract or transaction specified in Section 1 of Article VII.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 4. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "State of Delaware."

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         Section 5. Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                                   ARTICLE IX

                                   AMENDMENTS

         Subject to the provisions of the certificate of incorporation and any amendments thereto, these by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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